Exhibit 99.2


PRESS RELEASE                                      FOR IMMEDIATE RELEASE

                                                   Contact:  Stephen E. Wessel
                                                             (504) 457-6220


                  GS FINANCIAL CORP. AND GUARANTY SAVINGS
        APPOINT J. ANDREW BOWER AS THEIR NEW CHIEF FINANCIAL OFFICER

     Metairie, Louisiana - (February 2, 2006) - GS Financial Corp. (the "Company") (Nasdaq/NMS: GSLA) and its subsidiary, Guaranty Savings and Homestead Association (the "Association"), announced today that J. Andrew Bower has been named Chief Financial Officer and Senior Vice President of the Company and its wholly owned subsidiary, effective January 30, 2006.

Mr. Bower is a Certified Public Accountant and a resident of the metropolitan New Orleans area. Prior to his employment with the Company, Mr. Bower was, since January 2002, a self-employed consultant providing internal audit, accounting and loan review services primarily to banks in the greater New Orleans area. Previously, Mr. Bower was employed in the accounting department of Stewart Enterprises, Inc., Metairie, Louisiana, from September 2000 to January 2002, and as an audit manager at Arthur Andersen LLP from December 1992 to September 2000.

"Mr. Bower has been performing internal audit and loan review services for our institution for the past two and one-half years. He is very familiar with both our operations and our people," said Stephen E. Wessel, President and Chief Executive Officer. "We are enthusiastic about Mr. Bower joining our management team as his practical knowledge and experience will enhance our Company's strategic and financial planning processes."

GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings and Homestead Association, a Louisiana chartered savings association, in the metropolitan New Orleans area.